                       SUPPLEMENT TO PARTICIPATION AGREEMENT
                          DATED AS OF NOVEMBER 5, 1996
                 (AS AMENDED AND SUPPLEMENTED FROM TIME TO TIME)

                                      AMONG

             KEMPER VARIABLE SERIES (FORMERLY INVESTORS FUND SERIES)
                SCUDDER KEMPER INVESTMENTS, INC. (FORMERLY ZURICH
                            KEMPER INVESTMENTS, INC.)
                   KEMPER DISTRIBUTORS, INC. (FORMERLY ZURICH
                           KEMPER DISTRIBUTORS, INC.)

                                       AND

             ALLMERICA FINANCIAL LIFE INSURANCE AND ANNUITY COMPANY



The parties hereto agree that Schedule A to the Participation Agreement is amended to read in its entirety as follows:

                                   SCHEDULE A
                                   ----------

NAME OF SEPARATE ACCOUNT AND DATE
ESTABLISHED BY BOARD OF DIRECTORS
---------------------------------

Separate Account KG (6/13/96)
Separate Account KGC (6/13/96)
Separate Account VA-K (11/01/90)
Separate Account IMO (6/13/96)
Allmerica Select Separate Account (3/5/92)

CONTRACTS FUNDED
BY SEPARATE ACCOUNT
-------------------

Kemper Gateway Elite
Kemper Gateway Custom
Kemper Gateway Advisor
Kemper Gateway Advisor 2 (No-Load)
Kemper Gateway Incentive (Secondary)
Kemper Gateway Plus
Allmerica ExecAnnuity Plus
Allmerica Advantage
Allmerica Ultimate Advantage
VUL 2001
Agency VUL 2001

Select VUL 2001
VUL 2001 Survivorship
Allmerica Value Generation (Annuity Scout)
DirectedAdvisorySolutions (Fund Quest)
Allmerica Accumulator (No-Load)
Allmerica Select Reward
Allmerica Select Acclaim (Secondary B/D)

DESIGNATED PORTFOLIOS
---------------------

Kemper Money Market Portfolio
Kemper Total Return Portfolio
Kemper High Yield Portfolio
Kemper Growth Portfolio
Kemper Government Securities Portfolio
Kemper International Portfolio
Kemper Small Cap Growth Portfolio
Kemper Investment Grade Bond Portfolio
Kemper Contrarian Value Portfolio
Kemper Small Cap Value Portfolio
Kemper Value+Growth Portfolio
Kemper Horizon 20+ Portfolio
Kemper Horizon 10+ Portfolio
Kemper Horizon 5 Portfolio
Kemper Blue Chip Portfolio
Kemper Strategic Income Portfolio
KVS Dreman High Return Equity Portfolio
KVS Dreman Financial Services Portfolio
Kemper Global Blue Chip Portfolio
Kemper New Europe Portfolio
Kemper Technology Growth Portfolio
Kemper Aggressive Growth Portfolio
KVS Index 500 Portfolio
KVS Focused Large Cap Growth Portfolio
KVS Growth Opportunities Portfolio
KVS Growth And Income Portfolio

DESIGNATED PORTFOLIOS FOR ALLMERICA EXECANNUITY PLUS, ALLMERICA ADVANTAGE,
--------------------------------------------------------------------------
ALLMERICA ULTIMATE ADVANTAGE, ALLMERICA SELECT REWARD AND ALLMERICA SELECT
--------------------------------------------------------------------------
ACCLAIM VARIABLE ANNUITY CONTRACTS
----------------------------------

Kemper Technology Growth Portfolio
KVS Dreman Financial Services Portfolio

DESIGNATED PORTFOLIOS FOR VUL 2001, AGENCY VUL 2001, SELECT VUL 2001, VUL 2001
------------------------------------------------------------------------------
SURVIVORSHIP CONTRACTS
----------------------

Kemper Technology Growth Portfolio

DESIGNATED PORTFOLIOS FOR FUND QUEST, ANNUITY SCOUT, AND ALLMERICA ACCUMULATOR
------------------------------------------------------------------------------
CONTRACTS
---------

Kemper Government Securities Portfolio

* Additional Designated Portfolios may be added at the request of the Fund, Adviser and Underwriter and with the consent of the Company, which consent will not be unreasonably withheld.

IN WITNESS WHEREOF, each of the parties has caused this Supplement to be executed in its name and on its behalf by its duly authorized representative as of October 1, 2000.

        COMPANY                           Allmerica Financial Life Insurance and
                                          Annuity Company

                                          By: /s/ Richard M. Reilly
                                              -----------------------
                                              Richard M. Reilly

                                          Title: President

        FUND                              Kemper Variable Series

                                          By: /s/ Phillip J. Collora
                                              -----------------------
                                              Philip J. Collora

                                          Title: Vice President


        ADVISER                           Scudder Kemper Investments, Inc.

                                          By: C. Perry Moore
                                              -----------------------
                                              C. Perry Moore

                                          Title: Senior Vice President


        UNDERWRITER                       Kemper Distributors, Inc.

                                          By: /s/ James L. Greeawalt
                                              -----------------------
                                              James L. Greenawalt

                                          Title: President